THE SECURITIES TO WHICH THIS AGREEMENT RELATES TO “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED UNDER RULE 144 OF THE SECURITIES ACT OF 1933 (the “1933 ACT”) AND NEITHER THIS OFFERING NOR THE RESTRICTED SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE 1933 ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAWS IS AVAILABLE.

WOLVERINE EXPLORATION INC.

SUBSCRIPTION AGREEMENT
(Natural Person)

THIS SUBSCRIPTION AGREEMENT is made between Wolverine Exploration Inc., a Nevada corporation (the “Company”), and the undersigned_______________________________________ (the “Subscriber”), for the purchase of restricted securities of the Company pursuant to this agreement.

The Company is offering for sale up to 5,000,000 unregistered and restricted shares of common stock (the “Restricted Shares”) at the purchase price of $0 .03 per Restricted Shares in consideration of cash pursuant to the exemptions from registration contained under Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933. The Restricted Shares are “restricted securities” as that term is defined under Rule 144 of the Securities Act of 1933,  and the Restricted Shares may not be sold without being first registered or an exemption from registration is available.

On the foregoing premises, the Subscriber subscribes for the purchase of the Restricted Shares on the following terms and conditions (the “Subscription”):

1.	SUBSCRIPTION TO PURCHASE RESTRICTED SHARES

a. Offer to Purchase. Subject to the terms and conditions of this agreement, the Subscriber irrevocably offers to purchase at the Closing (as defined in paragraph 1.b.) the number of Restricted Shares specified in the attached Signature Page for the amount that is equal to the number of Restricted Shares multiplied by the purchase price (the “Subscription Amount”).

The Subscriber will tender with this agreement (i) payment of the full Subscription Amount in cash, (ii) a subscriber questionnaire, and (iii) a representative questionnaire, as applicable. These documents are sometimes collectively referred to as the “Subscription Documents”.

b. Acceptance or Rejection. The Company will accept or reject this offer to purchase the Restricted Shares within 30 days of the date of this agreement at the time and place specified by the Company (the “Closing”). At the Closing, the Company will either (i) accept this Subscription (in whole or in part) and deliver to the Subscriber certificates for the Restricted Shares, all against the Subscriber’s delivery to the Company of cash for the Subscription Amount, or (ii) reject this Subscription and return the tendered payment of the Subscription Amount to the Subscriber (or as much of it as the Company does not accept) within 10 days of the rejection without interest or deduction. If accepted, the Subscriber will sign and deliver any additional documents that are necessary to effect the issuance of the Restricted Shares subscribed for and accepted.

2.	REPRESENTATIONS OF THE SUBSCRIBER

The Subscriber represents and warrants to the Company as follows and acknowledges and understands the significance to the Company of the following representations, and that the Company is relying upon such representations and warranties in connection with the subscription for the Restricted Shares and that the Company would not have entered into this Agreement without such representations and warranties:

a. Age and Citizenship. The Subscriber, or signatory if the Subscriber is a business entity, is over the age of majority. The Subscriber is a bona fide resident of the state set forth next to the Subscriber’s signature and this state is the Subscriber’s principal residence.

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b. Information Provided by the Subscriber. The information that the Subscriber has provided to the Company or its agents or representatives is complete, accurate, truthful and correct as of the date of the signature on the attached Signature Page. The information includes, but is not limited to, information concerning the Subscriber’s personal financial affairs, business position, and the knowledge and experience of the Subscriber and the Subscriber’s advisers. If any of the information changes materially before the Company accepts this subscription, the Subscriber will immediately provide the new information. The Company will maintain this information regarding the Subscriber in strict confidence, but may disclose it to governmental agencies to support its reliance on an available exemption from the registration requirements of applicable securities laws, rules and regulations for this offer and sale of the Restricted Shares.

c. Financial Condition of the Subscriber. The Subscriber has adequate means of providing for the Subscriber’s current needs and possible personal contingencies and does not need, now or anticipate needing in the foreseeable future, to sell the Restricted Shares that are the subject of this agreement. The Subscriber represents that the Subscriber is able to bear the economic risks of this investment and is able to hold the securities for an indefinite period of time and has sufficient net worth to sustain a loss of the entire investment if it should be lost.

d. Purchase Entirely for Own Account. The Subscriber is the only party with an interest in this agreement, and is acquiring the Restricted Shares for investment purposes and for the Subscriber’s own account for long-term investment only, and not with any intent or arrangement to resell, fractionalize, divide or redistribute all or any part of the Restricted Shares to any other person. The Subscriber has no present intention of dividing the Restricted Shares with others or of reselling or otherwise disposing of any portion of the Restricted Shares.

e. No Reliance on Unauthorized Representations. The Subscriber has not specifically relied on any oral representations from the Company or any broker or salesman or their partners, shareholders, directors, officers, employees or agents, except the following:

The Subscriber further represents and warrants that he has conducted his own due diligence with respect to the information received from the Company, which information in any event is not to be construed as warranties or representations or promises of future performance.

f. Net worth. The Subscriber acknowledges that either (i) the Subscriber is an accredited investor as defined in Regulation D under the Securities Act of 1933 and has completed truthfully the appropriate items in the subscriber questionnaire, or (ii) if the Subscriber did not complete Section 2.b. of the subscriber questionnaire, the Subscriber has a minimum income of $200,000 for the past two years and expects the same for this year, or a minimum joint income with his spouse of $300,000 for the past two years and expects the same for this year, or, regardless of income, the Subscriber has a net worth of more than $1,000,000.

g. Knowledge and experience. The Subscriber (i) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of a prospective investment in the Restricted Shares; (ii) is experienced in making investments which involve a high degree of risk; (iii) is sophisticated in making investment decisions; (iv) can bear the economic risk of an investment in the Restricted Shares, including the total loss of such investment; (v) understands and takes full cognizance of the risk factors related to the purchase of the Restricted Shares; and (vi) has had prior personal or business relationships with the Company or affiliates of the Company, or broker, or by any reason of his business or financial experience, the Subscriber has the capacity to protect the his own interest in connection with the subscription for Restricted Shares. The Subscriber understands that the Company is relying upon these representations and upon the information provided in the Subscription Documents for the purposes of confirming the Subscriber’s subscription for the Restricted Shares complies with the requirements of the Securities Act of 1933 (the “1933 Act”).

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h. Authority. The Subscriber has the full power and authority to sign, deliver and perform this agreement. This agreement, when signed and delivered by the Subscriber, constitutes a legal, valid and binding obligation on the Subscriber.

i. No Legal Advice from Company. The Subscriber acknowledges that he has had the opportunity to review this agreement and the transactions contemplated by it with his legal counsel. The Subscriber is relying solely on his counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this agreement except for the representations, warranties and covenants specifically stated.

j. Independent Investigation. The Subscriber has received and carefully read and is familiar with this agreement, the Subscription Documents, and all other documents in connection with this offering, and the Subscriber confirms that all documents, records, and books pertaining to the investment in the Company have been made available to the Subscriber, and, if retained by the Subscriber, to the Subscriber’s personal tax and legal advisors. The Company has provided the Subscriber with copies of all material information requested by the Subscriber or by the Subscriber’s purchaser representative or others representing the Subscriber, including any information requested to verify any information furnished (the “Information”). The Subscriber and the Subscriber’s representatives and advisors have communicated directly with each other in connection with this offer to purchase the Restricted Shares and each has had the opportunity to ask questions of and receive answers from the Company or its directors, officers, employees or representatives concerning the terms and conditions of this offering and to obtain any additional Information (to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the Information provided. The Subscriber will maintain in strict confidence any proprietary Information disclosed to or discovered by the Subscriber in reviewing the Information made available by the Company in connection with this offer. The Subscriber has relied only on the information contained in this agreement and no written or oral representations have been made, nor any oral or written information furnished to the Subscriber in connection with the offering of the Restricted Shares that was in any way inconsistent with this agreement. In deciding to purchase the Restricted Shares, the Subscriber has read the Information and has made an independent investigation without the assistance of the Company.

k. Subscriptions Subject to Acceptance. The Subscriber acknowledges that the Company may accept or reject this agreement in whole or in part and will return to the Subscriber without interest or deduction of expenses the portion of the Subscription Amount tendered that exceeds the part of the Subscription that is accepted.

l. No Governmental Approval. The Subscriber acknowledges that neither the United States Securities and Exchange Commission (the “Commission”) nor the securities commission of any state or other federal agency or foreign government has made any determination of the merits of purchasing the Restricted Shares.

m. No registration. The Subscriber understands and has been advised that (i) the Restricted Shares offered have not been registered under the 1933 Act, or any applicable state securities laws, and that the Subscriber must bear the economic risk of the investment for an indefinite period of time because no part of the Restricted Shares can be sold unless they are registered under the 1933 Act or applicable state securities laws or exemptions from them are available; (ii) the Company is not obligated to file a registration statement under the 1933 Act or take any action that will make any part of the Restricted Shares available for resale with registration or pursuant to an exemption, except in accordance with this agreement; and (iv) Rule 144, adopted under the 1933 Act governing the possible disposition of any part of the Restricted Shares, is applicable to the Restricted Shares, but may not be available for the resale of any part of the Restricted Shares. The Subscriber agrees not to resell any part of the Restricted Shares without registration under the 1933 Act and the applicable state securities laws unless in an exempt transaction as set forth in Regulation D, Rule 144 or any other federal securities act. The Subscriber further acknowledges that as a result of neither the offering nor the Restricted Shares being registered that the Subscriber does not have the protection of Section 11 of the 1933 Act.

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n. Transferability. The Subscriber understands and acknowledges that (i) there are substantial restrictions on transferability on the Restricted Shares; and (ii) the Restricted Shares will not, and the shareholders in the Company have no rights to require that any part of the Restricted Shares, be registered under the 1933 Act or any state securities laws, except in accordance with this agreement. The Subscriber will not sell, hypothecate or otherwise transfer any part of the Restricted Shares, except in accordance with this agreement and unless the Restricted Shares are registered under the 1933 Act and qualified under applicable state securities laws, or unless, in the opinion of counsel for the Company, an exemption from the registration requirements of the 1933 Act and such laws is available.

o. Speculative nature of investment. The Subscriber acknowledges and understands that (i) the purchase of the Restricted Shares is a highly speculative investment and involves a high degree of risk; (ii) the Company may need additional financing in the future; (iii) the Company makes no assurance whatever concerning the present or prospective value of the Restricted Shares; (iv) the Company does not intend to pay dividends on the Restricted Shares in the future; (v) no United States federal or state agency or foreign government has passed upon or recommended or endorsed the Company, this transaction or the purchase of the Restricted Shares; (vi) this transaction and the material provided to the Subscriber have not been reviewed by the United States Securities and Exchange Commission or by any state’s or foreign government’s securities authorities; and (vii) there is no market for the Restricted Shares and none may be developed, and as a result it may not be possible for the Subscriber to readily liquidate his investment in the Company whenever desired.

3.	JOINT REPRESENTATION

If more than one person is signing this agreement as the Subscriber or on behalf of the Subscriber, then each representation, warranty, and agreement made in this agreement will be a joint and several representation, warranty, or agreement of each person.

4.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Subscriber as follows and acknowledge that the Subscriber is relying upon such representations and warranties in connection with the subscription for the Restricted Shares and that the Subscriber would not have entered into this Agreement without such representations and warranties:

a. Corporate Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this agreement and the transactions contemplated in this agreement.

b. Authorization. All corporate action on the part of the Company, its directors, and shareholders necessary for the authorization, signing, delivery and performance of this agreement by the Company and the performance of all of the Company’s obligations under this agreement have been taken. This agreement, when accepted, signed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules governing specific performance, injunctive relief and other equitable remedies. The Restricted Shares, when issued in compliance with the provisions of this agreement, will be validly issued, fully paid, and non-assessable and will be “restricted securities” as that term is defined under Rule 144 of the 1933 Act. No part of the Restricted Shares may be sold without being first registered or an exemption from registration is available.

c. Withdrawal of Prior Registration. Effective March 26, 2009 the Company has withdrawn its prior registration, which was filed with the Commission on July 15, 2008 and made effective on October 9, 2008.

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5.	INDEMNIFICATION

The Subscriber will indemnify the Company and any person participating in the offering and will hold them harmless from and grants them a right of set-off against any liability, damages, costs or expenses (including, but not limited reasonable attorney’s fees), including any amount paid in settlement whether or not a suit is commenced, incurred account of any inaccuracy in the Subscriber’s declarations, representations and warranties made in this agreement the Subscription Documents signed and delivered by the Subscriber in connection with this Subscription (the “Damages”).

6.	SET-OFF

Notwithstanding the provisions in paragraph 5 or the enforceability of them, the Subscriber grants the Company the right to set off against any amounts payable by the Company to the Subscriber for whatever reason, before any Damages incurred on account of or arising out of any of the items referred to in paragraph 5.

7.	RESTRICTIVE LEGENDS

The Subscriber acknowledges and understands that each certificate evidencing the Restricted Shares and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event (unless no longer required in an opinion of the counsel for the Company) will be imprinted with legends substantially in the following form:

“The securities represented by this instrument to which this agreement relates have not been registered under the Securities Act of 1933 (the “1933 Act”), or under any state securities laws (“Blue Sky Laws”), and may not be offered or sold without registration under the 1933 Act, and as required by Blue Sky Laws in effect as to such transfer, unless an exemption from such registration under state and federal law is available.”

The Company will be entitled to enter stop transfer notices on its transfer books with respect to the Restricted Shares.

8.	MISCELLANEOUS

a.

Entire Agreement. This agreement and the Subscription Documents represent the entire agreement between the Company and the Subscriber and supersedes all prior agreements, understandings or conversations with respect to any transactions of the type contemplated by this agreement.

b.

Notice. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m.(PST) or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

c.

Waiver and Amendment. Notwithstanding any of the representations, warranties, acknowledgments or agreements made by the Subscriber in this agreement, the Subscriber does not waive any rights granted to the Subscriber under federal or state securities laws. Any right granted to either the Subscriber or the Company under this agreement may be waived only in writing signed by both parties. No delay in our exercising any right granted under this agreement operates as a waiver of the right, and no partial exercise of any right precludes our exercising that right or any other right in the future. Any amendment of this agreement must be written and signed by the Company and the Subscriber.

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d.	Assignment. The Subscriber may not assign or transfer this agreement.

e.	No Shareholder Rights. This agreement does not entitle the Subscriber to any rights as a shareholder of the Company until the Restricted Shares are registered in the name of the Subscriber.

f.

Governing Law and Jurisdiction. This agreement is governed by, and construed in accordance with, the laws of the State of Nevada, except for matters arising under the 1933 Act or the Securities Exchange Act of 1934 which matters must be construed and interpreted in accordance with those laws. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Nevada and of the United States of America located in Nevada (the “Nevada Courts”) for any litigation arising out of or relating to this agreement and the transactions contemplated hereby, consent to waive any objection to the laying of venue of any such litigation in the Nevada Courts, and agree not to plead or claim in any Nevada Court that such litigation brought therein has been brought in an inconvenient forum; provided that any judgment obtained in any such litigation may be enforced in any court having jurisdiction over a party or its assets.

THIS SPACE INTENTIONALLY BLANK

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SIGNATURE PAGE

This page is attached to the Subscription Agreement between Wolverine Exploration Inc. and the Subscriber and is signed by the Subscriber as of the date given. The undersigned Subscriber, by signing and delivering this page, intends to be legally bound by the terms of the agreement.

Date: ______________________, 2009.

Subscriber:

__________________________________
Signature of Subscriber

__________________________________
Name of Subscriber

__________________________________
Address of Subscriber

__________________________________

__________________________________
Telephone Number

__________________________________
Subscriber’s tax I.D. or social security number

__________________________________
Number of Restricted Shares

$__________________________________
Total Subscription Amount

__________________________________
Signature of joint Subscriber, if any

__________________________________
Name of joint Subscriber, if any

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ACCEPTANCE and RECEIPT

Wolverine Exploration Inc. accepts this subscription and acknowledges receipt of the Reg D Subscription Agreement set forth above and acknowledges receipt of $ ___________________________from__________________ this___________________day of_____________________ , 2009.

Wolverine Exploration Inc.

Per:
_______________________________________________________
Authorized Signatory